Filed Pursuant to Rule 424(b)(5)
Registration No. 333-63743
Prospectus Supplement
December 12, 2002
(To Prospectus dated October 5, 1998)

$100,000,000

Pan Pacific Retail Properties, Inc.

6.125% Notes Due 2013

The notes will mature on January 15, 2013. We will pay interest on the notes on January 15 and July 15 of each year. The first interest payment on the notes will be made on July 15, 2003. We may redeem the notes, in whole or in part, at any time, at the make-whole redemption price described in this prospectus supplement. The notes are senior unsecured securities and rank equally with all of our other senior indebtedness from time to time outstanding.

	Per Note	Total

Public offering price(1)	100.00%	$100,000,000
Underwriting discounts and commissions	0.65%	$650,000
Proceeds to us (before expenses)(1)	99.35%	$99,350,000

(1)	Plus accrued interest, if any, from December 17, 2002, if settlement occurs after that date.

Delivery of the notes will be made through the facilities of The Depository Trust Company in book-entry form only on or about December 17, 2002.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Banc of America Securities LLC

Wachovia Securities
Credit Suisse First Boston
Dresdner Kleinwort Wasserstein
McDonald Investments Inc.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events, and we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

In addition to the risk factors incorporated by reference in the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2001, the following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	defaults or non-renewal of leases;

•	increased interest rates and operating costs;

•	failure to obtain necessary outside financing;

•	difficulties in identifying properties to acquire and in effecting acquisitions;

•	failure to successfully integrate acquired properties and operations;

•	risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to these activities);

•	failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

•	risks related to natural disasters;

•	financial market fluctuations;

•	changes in real estate and zoning laws;

•	increases in real property tax rates; and

•
risks and uncertainties related to our proposed merger with Center Trust, including the potential incurrence of transaction costs that exceed our estimates or the possibility that we may be required to pay up to $2.5 million as an expense reimbursement to Center Trust if the merger agreement is terminated under specific circumstances.

Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	Incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file with the SEC will automatically update and supersede this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Form 10-K/A filed on November 21, 2002;

•	Information relating to executive compensation in our Definitive Proxy Statement on Schedule 14A dated March 29, 2002;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

•	Current Reports on Form 8-K filed on June 20, 2002, November 7, 2002 and December 11, 2002.

We also incorporate by reference each of the following additional documents that we may file with the SEC after the date of this prospectus supplement but before the end of the notes offering:

•	Reports filed under Sections 13(a) and (c) or Section 15(d) of the Exchange Act; and

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting.

You may request a copy of the filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Pan Pacific Retail Properties, Inc.
Attention:    Investor Relations
1631-B South Melrose Drive
Vista, California 92083

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some information from this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. In addition, important information is incorporated by reference into the accompanying prospectus. To understand this offering fully, you should read carefully the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. References in this prospectus supplement and in the accompanying prospectus to “we,” “us,” “our,” “Pan Pacific” and “the Company” mean Pan Pacific Retail Properties, Inc. and include its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

The Offering

All capitalized terms used in this section, “The Offering” and not defined in this section have the meanings provided in the section of this prospectus supplement entitled “Description of the Notes.” For a more complete description of the terms of the notes specified in the following summary, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Securities Offered	$100,000,000 aggregate principal amount of notes.

Maturity	January 15, 2013

Interest Payment Dates	Semi-annually on January 15 and July 15 commencing July 15, 2003.

Ranking
The notes will be our senior and unsecured obligations and will rank equally with all of our other existing and future unsecured and senior indebtedness from time to time outstanding. The notes are not obligations of any of our subsidiaries. The notes will be effectively subordinated to any mortgages and other secured indebtedness we incur and to all indebtedness and other liabilities of our subsidiaries from time to time outstanding.

Ratings	The notes are expected to be rated “Baa3” by Moody’s Investors Service and “BBB” by Standard & Poor’s Corporation.

Use of Proceeds
We intend to use the net proceeds from the sale of the notes primarily to repay borrowings under our unsecured credit facility. Borrowings under our unsecured credit facility totaled $177,900,000 at September 30, 2002. The balance of the net proceeds will be invested in short-term investments such as collateralized securities of the U.S. government or its agencies, high-grade commercial paper or bank deposits until the closing of our acquisition of Center Trust. After the closing of our acquisition of Center Trust, these funds will be used to repay some of Center Trust’s outstanding debt. In the event our acquisition of Center Trust does not close, we will use these funds for general corporate purposes, including the financing of property acquisitions in the ordinary course of business.

Optional Redemption
The notes are redeemable at any time at our option, in whole or in part, at a redemption price equal to the sum of (1) the principal amount of the notes (or portion of such notes) being redeemed plus accrued interest on such notes to the redemption date and (2) the make-whole amount (as described in “Description of the Notes”), if any, with respect to the notes (or portion of such notes).

Limitations on Incurrence of Debt	The notes contain various covenants, including the following:

•
We will not incur any Debt if, after giving effect to the Debt, the aggregate principal amount of our Debt is greater than 60% of the sum of (1) our Total Assets as of the end of the fiscal quarter covered by our most recent report on Form 10-K or 10-Q, as the case may be, and (2) the increase in Total Assets from the end of that quarter including any increase in Total Assets caused by the application of the proceeds of that additional Debt (that increase together with our Total Assets is referred to as “Adjusted Total Assets”).

•	We will not incur any Secured Debt if, after giving effect to the Secured Debt, the aggregate principal amount of all of our Secured Debt is greater than 40% of our Adjusted Total Assets.

•
We will not incur any Debt if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred would be less than 1.5 to 1.0, calculated on a pro forma basis after giving effect to the incurrence of that additional Debt and the application of the proceeds from that incurrence.

•	We will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt.

Sinking Fund	The notes are not entitled to any sinking fund payments.

Recent Developments

On November 5, 2002, we entered into an Agreement and Plan of Merger, or merger agreement, with Center Trust, Inc., a Maryland corporation, and MB Acquisition, Inc., a Maryland corporation that is our wholly-owned subsidiary. Pursuant to the merger agreement, and subject to the conditions set forth in the agreement (including approval of the transaction by the holders of two-thirds of the shares of Center Trust common stock), MB Acquisition will be merged with and into Center Trust. Following the merger, Center Trust will be our wholly-owned subsidiary. Under the terms of the merger agreement, holders of outstanding shares of Center Trust common stock will receive, in exchange for each share of Center Trust common stock held by them, 0.218 shares of our common stock. Based on the number of shares of Center Trust common stock and the number of exchangeable securities of Center Trust subsidiaries outstanding on September 30, 2002, Center Trust stockholders will receive approximately 6,368,890 shares of our common stock in the merger, which will constitute 15.6% of our outstanding voting power following the merger, assuming the exchange of all outstanding exchangeable securities of Center Trust subsidiaries.

Center Trust is currently scheduled to hold a special meeting of its stockholders on January 15, 2003, at which time its stockholders will be asked to consider and vote upon a proposal to approve the merger. Assuming Center Trust’s stockholders approve the merger at the special meeting, the transaction is expected to close in the first quarter of 2003. However, we can provide no assurance that the Center Trust stockholders will approve the merger or that, even if the Center Trust stockholders approve the merger, the merger transaction will close in the first quarter of 2003 or at all. The merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Summary Unaudited Pro Forma Combined Financial Information

The table below presents summary unaudited pro forma balance sheet information for us and for Center Trust as of September 30, 2002, as if the merger had been completed on September 30, 2002. We also present summary unaudited pro forma statement of operations information for us and for Center Trust for the fiscal year ended December 31, 2001 and the nine months ended September 30, 2002, as if the merger had been completed on January 1, 2001. The merger will be, and has been for purposes of the pro forma information, accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141.

For a more detailed explanation of this analysis, please see the unaudited pro forma condensed consolidated financial statements attached as Exhibit 99.1 to our Current Report on Form 8-K filed on December 11, 2002.

It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the merger had been completed on those dates. Furthermore, this information does not necessarily reflect future financial performance if the merger actually occurs.

	Pro Forma Nine Months Ended September 30, 2002	Pro Forma Year Ended December 31, 2001
Statement of Operations Data:	(In thousands, except per share data)
Revenue	$217,846	$277,392
Net income	$83,096	$93,424
Net income per share—basic	$2.11	$2.46
Net income per share—diluted	$2.08	$2.42

Balance Sheet Data (At End of Period):
Real estate properties, net	$1,885,583
All other assets	$150,131
Total assets	$2,035,714
Debt obligations	$1,108,152
All other liabilities	$57,309
Minority interests	$27,239
Total equity	$843,014

THE COMPANY

We are a self-administered and self-managed equity real estate investment trust, or REIT, that owns and operates community and neighborhood shopping centers, predominantly grocery-anchored, located in the western United States. Our objective is to provide stockholders with long-term stable cash flow balanced with consistent growth. We seek to achieve this objective through the following business and growth strategies:

•
owning, operating, acquiring, expanding and developing shopping centers in select markets with strong economic and demographic characteristics in order to establish and maintain a portfolio of real estate assets with stable income and the potential for long-term growth;

•
developing local and regional market expertise through the hands-on participation of senior management in property operations and leasing in order to capitalize on market trends, retailing trends and acquisition opportunities;

•	establishing and maintaining a diversified and complementary tenant mix with an emphasis on tenants that provide day-to-day consumer necessities in order to provide steady rental revenue; and

•	maintaining a conservative balance sheet and flexible capital structure in order to enhance our ability to access capital and consistently grow our business through all economic conditions.

We implement these strategies by:

•	analyzing on an on-going basis regional and submarket demographic, economic and retailing trends;

•	developing relationships with key industry participants such as retailers, real estate brokers and financial institutions;

•	emphasizing tenant satisfaction and retention through our proactive communication with tenants, community-oriented marketing activities and comprehensive maintenance programs;

•	capitalizing on cost reduction and economy of scale opportunities arising from the size and proximity of our properties within each region; and

•	maintaining an investment grade rating along with conservative financial ratios and staggered debt maturities.

As of September 30, 2002, our portfolio consisted of 108 shopping center properties, encompassing approximately 16.0 million square feet, diversified across the Northern California, Southern California, Oregon, Washington, and Nevada markets.

We manage our portfolio through our regional offices under the control of our executive officers. All administration (including the formation and implementation of policies and procedures), leasing, capital expenditures and construction decisions are centrally administered at our corporate headquarters, which are located at 1631-B South Melrose Drive, Vista, California. We employ property managers at each of our regional offices to oversee and direct the day-to-day operations of our portfolio, as well as the on-site personnel, which may include the manager, assistant manager, maintenance personnel and other necessary staff. Property managers communicate daily with our corporate headquarters to implement our policies and procedures.

As a result of management’s in-house leasing programs, our portfolio benefits from a diversified merchandising mix, including national and regional anchor tenants, complemented by a carefully planned mix of national, regional and local non-anchor tenants. To promote stability and attract quality non-anchor tenants, we generally enter into long-term leases, typically 15 to 20 years, with anchor tenants which usually contain provisions permitting anchor tenants to renew their leases at rates that often include fixed rent increases or consumer price index adjustments. To take advantage of improving market conditions and changing retail trends, we generally enter into shorter term leases, typically three to five years, with non-anchor tenants. Our properties are generally leased on a triple-net basis, which requires tenants to pay their pro rata share of all real property taxes, insurance and property operating expenses.

As of September 30, 2002, our portfolio was 97.1% leased to 2,539 diverse tenants, including national tenants (60.0% of our total leased square footage) and regional tenants (19.8% of our total leased square footage).

We seek to maximize the cash flow from our portfolio by continuing to enhance the operating performance of each property through our in-house leasing and property management programs. Our management believes that maintaining high occupancy rates and renewing and re-leasing expiring space at higher base rents are critical measures of leasing performance. Since our initial public offering in 1997, we have maintained a year-end portfolio occupancy rate at or above 96% and have renewed or re-leased 5.7 million square feet involving 1,755 lease transactions achieving base rent per square foot increases, on a same-store comparable basis, of 17.8% in 2000, 17.8% in 2001, and 12.2% for the nine months ended September 30, 2002.

We are investment grade rated by Standard & Poor’s Rating Services and Moody’s Investors Service. As of September 30, 2002, our debt to total market capitalization was approximately 38.6%, representing one of the lowest debt ratios among shopping center REITs.

Recent Developments

On November 5, 2002, we entered into an Agreement and Plan of Merger, or merger agreement, with Center Trust, Inc., a Maryland corporation, and MB Acquisition, Inc., a Maryland corporation that is our wholly-owned subsidiary. Pursuant to the merger agreement, and subject to the conditions set forth therein (including approval of the transaction by the holders of two-thirds of the shares of Center Trust common stock), MB Acquisition will be merged with and into Center Trust. Following the merger, Center Trust will be our wholly-owned subsidiary. Pursuant to the merger agreement, holders of outstanding shares of Center Trust common stock will receive, in exchange for each share of Center Trust common stock held by them, 0.218 shares of our common stock. Based on the number of shares of Center Trust common stock and the number of exchangeable securities of Center Trust subsidiaries outstanding on September 30, 2002, Center Trust stockholders will receive approximately 6,368,890 shares of our common stock in the merger, which will constitute 15.6% of our outstanding voting power following the merger, assuming the exchange of all outstanding exchangeable securities of Center Trust subsidiaries.

Center Trust is currently scheduled to hold a special meeting of its stockholders on January 15, 2003, at which time the stockholders will be asked to consider and vote upon a proposal to approve the merger. Assuming Center Trust’s stockholders approve the merger at the special meeting, the transaction is expected to close in the first quarter of 2003. However, we can provide no assurance that the Center Trust stockholders will approve the merger or that, even if the Center Trust stockholders approve the merger, the merger transaction will close in the first quarter of 2003, or at all. The merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

CERTAIN CAUTIONARY STATEMENTS

For information regarding considerations relating to an investment in our securities, please see the information contained under the heading “Certain Cautionary Statements” in our Annual Report on Form 10-K for the year ended December 31, 2001.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be $99,225,000 after deducting our estimated expenses of approximately $125,000 and underwriting commissions. Those proceeds will be used primarily to repay borrowings under our unsecured credit facility. Borrowings under our unsecured credit facility bear interest at the lender’s rate, or LIBOR plus 1.10%. Our unsecured credit facility matures in January 2004. The balance of the net proceeds will be invested in short-term investments such as collateralized securities of the U.S. government or its agencies, high grade commercial paper or bank deposits until the closing of our acquisition of Center Trust, Inc. After the closing of our acquisition of Center Trust, these funds will be used to repay some of Center Trust’s outstanding debt. In the event our acquisition of Center Trust does not close, we will use these funds for general corporate purposes, including the financing of acquisitions in the ordinary course of business.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2002, and our unaudited consolidated capitalization as adjusted to give effect to the sale of the notes and the application of the estimated net proceeds from the sale as described under “Use of Proceeds” to repay borrowings under our unsecured credit facility. The table should be read in conjunction with the consolidated financial statements and notes to such financial statements incorporated into the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, as amended by Amendment No. 1 on Form 10-K/A filed on November 21, 2002, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

	As of September 30, 2002
	Actual	As Adjusted
	(In thousands)
Indebtedness:
Unsecured line of credit(1)	$177,900	$78,675
Unsecured senior notes due 2004	49,980	49,980
Unsecured senior notes due 2006	24,985	24,985
Unsecured senior notes due 2007	54,718	54,718
Unsecured senior notes due 2008	24,968	24,968
Unsecured senior notes due 2010	24,966	24,966
Unsecured senior notes due 2011	149,009	149,009
Notes offered hereby	—	100,000
Mortgage loans payable	237,478	237,478

Total indebtedness	744,004	744,779

Minority interests	15,815	15,815

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 33,583,520 shares issued and outstanding	336	336
Paid-in capital in excess of par value	731,051	731,051
Deferred compensation	(4,666)	(4,666)
Accumulated deficit	(86,296)	(86,296)

Total stockholders’ equity	640,425	640,425

Total capitalization	$1,400,244	$1,401,019

(1)
As of September 30, 2002, we had an unsecured credit facility maturing January 2004 in the amount of $300,000 bearing interest at the lender’s prime rate or LIBOR plus 1.10%. At September 30, 2002, the outstanding borrowings totaled $177,900, providing additional funding availability of $122,100.

SELECTED FINANCIAL RATIOS

The following information sets forth certain ratios as of September 30, 2002:

Interest coverage ratio(1)	3.4:1
Debt to total market capitalization(2)	38.6%
Unsecured debt to total debt(3)	68.1%
Secured debt to total debt(4)	31.9%
Fixed rate debt to total debt(5)	74.4%
Fixed rate debt to total debt (pro forma)(5)	87.8%
Floating rate debt to total debt(6)	25.6%
Floating rate debt to total debt (pro forma)(6)	12.2%

(1)
Interest coverage is the quotient determined by dividing EBITDA by interest expense. EBITDA is defined with respect to the Company on a consolidated basis as the sum of net income plus the sum of all amounts treated as expense for (a) interest, (b) minority interest and (c) depreciation and amortization.

(2)
Debt to total market capitalization is the quotient determined by dividing total debt by total market capitalization. Total market capitalization is based on the market closing price of our common stock at September 30, 2002 of $34.48 per share (assuming the conversion of all operating subsidiary units) and total debt outstanding.

(3)	Unsecured debt to total debt is the quotient determined by dividing senior notes and line of credit by total debt.
(4)	Secured debt to total debt is the quotient determined by dividing notes payable by total debt.
(5)
Fixed rate debt to total debt is the quotient determined by dividing notes payable, excluding $12,378,000 of a floating rate note payable, and senior notes by total debt. For pro forma purposes, the numerator would include $100,000,000 of newly issued notes offered herein.

(6)
Floating rate debt to total debt is the quotient determined by dividing the line of credit and $12,378,000 of a floating rate note payable by total debt. For pro forma purposes, the numerator would exclude approximately $99,225,000 of net proceeds to the company from the newly issued notes offered herein.

Ratio of Earnings to Fixed Charges (1):

Nine Months Ended September 30, 2002	Year Ended December 31,
	2001	2000	1999	1998	1997
2.48x	2.31x	2.14x	2.34x	2.42x	1.64x

(1)
The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before extraordinary items and fixed charges included in expense. Fixed charges consist of interest costs, whether expensed or capitalized, and the amortization of debt issuance costs. The pro forma ratio of earnings to fixed charges for the nine months ended September 30, 2002, after taking into consideration the offering, is 2.32x.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered in this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture (as defined below) are summaries of provisions contained in the notes and the Indenture and do not purport to be complete. These statements are qualified by reference to the provisions of the notes and the Indenture, including the definitions in the notes and Indenture of certain terms. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company” appearing under this caption “Description of the Notes” and under the caption “Description of Debt Securities” in the accompanying prospectus will mean Pan Pacific Retail Properties, Inc. excluding its consolidated subsidiaries. Other capitalized terms used under this caption “Description of the Notes” but not otherwise defined will have the meanings given to them in the accompanying prospectus.

The notes constitute Debt Securities (which are more fully described in the accompanying prospectus), to be issued pursuant to an indenture (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”). The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the Indenture and the TIA for a statement of those terms.

General

The notes will be a separate series of Debt Securities under the Indenture, limited initially in the aggregate principal amount to $100 million. The Indenture does not limit the amount of Debt Securities that we may issue under the Indenture, and we may issue Debt Securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes under the Indenture in addition to the $100 million of notes authorized as of the date of this prospectus supplement. Any additional notes issued under the Indenture will be issued upon the same terms as the notes issued under this prospectus supplement and accompanying prospectus, except that the date of issue, the date upon which interest begins to accrue and the first interest payment date may differ. Notwithstanding any such differences, such additional notes shall be deemed to be part of the same series of notes issued under this prospectus supplement and accompanying prospectus. The notes will be direct, senior unsecured obligations of the Company and will rank equally with all other senior unsecured indebtedness of the Company from time to time outstanding.

The notes will be effectively subordinated to all indebtedness and other liabilities (including guarantees) of the Company’s subsidiaries from time to time outstanding and will also be effectively subordinated to any senior secured indebtedness of the Company from time to time outstanding to the extent of any collateral pledged as security therefor. As of September 30, 2002, subsidiary indebtedness (not including guarantees of borrowings under our unsecured credit facility) and other liabilities aggregated approximately $153,393,000 and the Company (excluding its subsidiaries) had senior unsecured indebtedness aggregating approximately $506,526,000 and senior secured indebtedness aggregating approximately $110,811,000. In addition, borrowings under the Company’s unsecured credit facility have been guaranteed by certain of its subsidiaries. Subject to certain limitations set forth in the Indenture and as described below under “—Additional Covenants of the Company,” the Indenture will permit the Company and its subsidiaries to incur additional secured and unsecured indebtedness. A significant portion of the operations of the Company are conducted through subsidiaries. Accordingly the cash flow of the Company and consequent ability to service its debt, including the notes, are partially dependent on the earnings of such subsidiaries.

The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes will be represented by a global note (the “Global Note”) in book-entry form, except under the limited circumstances described below under “—Book Entry System.” The Global Note will be registered in the name of a nominee of the Depository Trust Company, as depositary for the notes. Notices or demands to or upon the Company in respect of the notes and the Indenture may be served and, if notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Company maintained for this purpose in the Borough of Manhattan, the City of New York, which will initially be the corporate trust office of the Trustee, which on the date of this prospectus supplement is located at The Bank of New York, Attention: Corporate Trust Administration, 101 Barclay Street, 21st Floor, New York, New York 10286.

Reference is made to the section titled “Description of Debt Securities—Certain Covenants” in the accompanying prospectus and “—Additional Covenants of the Company” below for a description of certain covenants applicable to the notes. Compliance with these covenants generally may not be waived unless the holders of a majority in principal amount of the outstanding notes consent to the waiver. In addition, the defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities —Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes; covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants” (except the covenant requiring the Company to preserve and keep in full force and effect its corporate existence) and the covenants described below under “—Additional Covenants of the Company.”

Except as described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus or “—Additional Covenants of the Company” below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving the Company, (2) a change of control or the management of the Company, or (3) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus, the Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Company with another entity that would increase the amount of the Company’s indebtedness or substantially reduce or eliminate the Company’s assets, which may have an adverse effect on the Company’s ability to service its indebtedness, including the notes.

The Company has no present intention of engaging in a highly leveraged or similar transaction involving the Company. In addition, certain restrictions on ownership and transfers of the Company’s stock designed to preserve its status as a REIT may act to prevent or hinder any such transaction or change of control.

Ratings

The notes are expected to be rated “Baa3” by Moody’s and “BBB” by Standard & Poor’s. The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings assigned to the notes address the likelihood of payment of principal and interest on the notes pursuant to their terms. A rating may be subject to revision or withdrawal at any time by the assigning rating agency.

Interest and Maturity

The notes will mature on January 15, 2013 (the “Maturity Date”). The notes are not subject to any sinking fund provisions. The notes are subject to redemption at the Company’s option and are not subject to repayment or repurchase by the Company at the option of the Holders (as defined below). See “—Optional Redemption” below.

The notes will bear interest at the rate per year set forth on the cover page of this prospectus supplement from December 17, 2002, or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semiannually in arrears on January 15 and July 15 of each year (the “Interest Payment Dates”), commencing July 15, 2003, to the persons (the “Holders”) in whose names the notes are registered in the security register applicable to the notes at the close of business on January 1 or July 1 (the “Regular Record Dates”), as the case may be, immediately before the Interest Payment Dates regardless of whether the Regular Record Date is a Business Day. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date, the Maturity Date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the Interest Payment Date, Maturity Date, redemption date or other date, as the case may be. “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Additional Covenants of the Company

Reference is made to the section titled “Description of Debt Securities” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants of the Company will apply to the notes for the benefit of the Holders of the notes:

Limitation on Incurrence of Total Debt.

The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt if, immediately after giving effect to the incurrence of this additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) the Company’s and its subsidiaries’ Total Assets as of the end of the latest fiscal quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if this filing is not required under the Exchange Act, with the Trustee) before the incurrence of this additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of the additional Debt (this increase together with the Company’s Total Assets is referred to as the “Adjusted Total Assets”).

Limitation on Incurrence of Secured Debt.

The Company will not, and will not cause or permit any Subsidiary to, incur any Secured Debt (including, without limitation, Acquired Debt) other than Intercompany Debt if, immediately after giving effect to the incurrence of this additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the Company’s Adjusted Total Assets.

Debt Service Coverage.

The Company will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt), other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended before the date on which the additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of this Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) this Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of the four-quarter period) had occurred on the first day of the period, (2) the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of the four-quarter period had occurred on the first day of the period (except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of the Debt during the period), and (3) in the case of any acquisition or disposition by the Company or any Subsidiary of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale or otherwise, the acquisition or disposition had occurred on the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on the Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire four-quarter period had been the applicable rate for the entire period.

Maintenance of Total Unencumbered Assets.

The Company will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

As used herein:

“Acquired Debt” means Debt of a Person (1) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or (2) assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during the period for (1) Consolidated Interest Expense, (2) provision for taxes of the Company and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provision for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during the period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any debt issuance costs that are capitalized, all determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Company and its Subsidiaries for the period determined on a consolidated basis in accordance with GAAP.

“Debt” means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by the Company or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable or (4) any lease of property by the Company or any Subsidiary as lessee that is required to be reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any items (other than letters of credit) would appear as liabilities on the Company’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt will be deemed to be incurred by the Company or any Subsidiary whenever the Company or Subsidiary will create, assume, guarantee or otherwise become liable in respect thereof).

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

“Intercompany Debt” means indebtedness owed by the Company or any Subsidiary solely to the Company or any Subsidiary.

“Secured Debt” means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of the Company and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the value of each property will be equal to the purchase price or cost of each property and the value of any stock subject to any encumbrance will be determined by reference to the value of the properties owned by the issuer of the stock as aforesaid.

“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of the Company and its Subsidiaries on the date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Company or any Subsidiary that is not Secured Debt.

Optional Redemption

The notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (1) the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date and (2) the Make-Whole Amount (as defined below), if any, with respect to such notes (the “Redemption Price”); provided that installments of interest on notes which are payable on

Interest Payment Dates falling on or prior to the relevant redemption dates shall be payable to the Holders of such notes (or one or more predecessor notes) registered as such at the close of business on the relevant Regular Record Dates.

If notice has been given as provided in the Indenture and funds for the redemption of any notes called for redemption shall have been made available on the redemption date referred to in such notice, such notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the notes will be to receive payment of the Redemption Price.

Notice of any optional redemption of any notes will be given to Holders at their addresses, as shown in the security register for the notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by such Holder to be redeemed.

If less than all the notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter notice period as is satisfactory to the Trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, notes to be redeemed in whole or in part.

As used herein:

“Comparable Treasury Price” means with respect to any Redemption Date for the notes (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Make-Whole Amount” means, in connection with any optional redemption of any notes, the excess, if any, of (1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made to the date of redemption over (2) the aggregate principal amount of the notes being redeemed. For purposes of the Indenture, all references to “premium, if any” on the notes shall be deemed to refer to the Make-Whole Amount, if any.

“Reference Treasury Dealer” means each of Banc of America Securities LLC, Wachovia Securities, Inc., Credit Suisse First Boston Corporation and Dresdner Kleinwort Wasserstein–Grantchester, Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Reinvestment Rate” means 0.25% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the Statistical Release (or successor release) is not published during the week preceding the calculation date or does not contain the aforementioned yields, the Reinvestment Rate shall mean the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded U.S. government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

Book-Entry System

The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest and transfers of interests in the Global Note. Upon issuance, the notes will only be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any nominee to a successor of DTC or a nominee of a successor.

Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC for such Global Note (“participants”) or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Note.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the notes represented by the Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through the participants to give or take this action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Note. None of the Company, the

Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of DTC. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through the participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

The Indenture will provide that if (1) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act at any time when the depositary is required to be so registered to act as depositary for the notes and a successor depositary is not appointed within 90 days after the Company receives notice or learns of such ineligibility, (2) the Company determines that the notes will no longer be represented by a Global Note and executes and delivers to the Trustee an officers’ certificate to that effect or (3) an Event of Default with respect to the notes has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes advise DTC to cease acting as depositary for the notes, the Company will issue the notes in definitive form in exchange for interests in the Global Note. Any notes issued in definitive form in exchange for interests in the Global Note will be registered in such name or names, and will be issued in denominations of $1,000 and integral multiples of $1,000, as DTC will instruct the Trustee. It is expected that these instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Note.

DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the notes will be made by the Company by wire transfer of immediately available funds to an account maintained in the United States; provided that, if notes are issued in definitive certificated form, the Holders thereof will have given appropriate wire transfer instructions to the Company.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. The Company expects that secondary trading in the certificated securities, if any, will also be settled in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the United States federal income tax considerations anticipated to be material to purchasers of the notes. This summary supersedes, in its entirety, the discussion in the base prospectus entitled “Certain Federal Income Tax Consequences to the Company of its REIT Election.” The information in this section is based on:

•	the Internal Revenue Code of 1986, as amended, or Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change.

This summary does not purport to deal with all aspects of federal income taxation that may affect particular holders of our notes in light of their individual circumstances, nor with holders subject to special treatment under the federal income tax laws, including:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	traders in securities that elect to mark to market;

•	holders owning notes as part of a “straddle,” “hedge” or “conversion transaction;”

•	holders whose functional currency is not the U.S. dollar;

•	holders subject to the alternative minimum tax;

•	persons deemed to sell the notes under the constructive sale provisions of the Internal Revenue Code;

•	“S” corporations;

•	expatriates;

•	REITs or regulated investment companies;

•	holders who acquired our notes as compensation; and

•
holders of our notes who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes.

If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.

This summary assumes that the notes are held as capital assets and holders purchase the notes upon their initial issuance pursuant to this offering memorandum at the notes’ initial offering price. In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or to a purchaser of our notes. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment. The statements in this prospectus supplement and the opinions of counsel referred to in this prospectus supplement are not binding on the Internal Revenue Service or any court. As a result, we cannot assure you that the tax considerations or opinions described in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, will be sustained by a court.

THIS SUMMARY OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

•
THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE NOTES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES;

•	OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

•	POTENTIAL CHANGES IN THE TAX LAWS.

Our Qualification as a Real Estate Investment Trust

General.    We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, we cannot assure you that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation of a real estate investment trust are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Latham & Watkins has acted as our tax counsel in connection with the offering and our election to be taxed as a real estate investment trust. Latham & Watkins will render an opinion at the closing of the offering to our underwriters to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and our method of operation has enabled us and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. This opinion will be based on various assumptions and representations as to factual matters, including representations to be made by us in one or more factual certificates to be provided by one or more of our officers and the factual representations set forth in the accompanying prospectus and this prospectus supplement. Latham & Watkins will have no obligation to update its opinion subsequent to the date it is issued. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•
If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•
We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (2) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect our profitability.

•
We will be required to pay a 4% excise tax to the extent that we fail to distribute during each calendar year at least the sum of (a) 85% of our real estate investment trust ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•
If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make or refrain from making an election under Treasury Regulations under Section 337 of the Internal Revenue Code, depending upon the time of the acquisition.

•
We will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” of ours to any of our tenants. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a Real Estate Investment Trust.    The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence beneficial ownership;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that all of conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have satisfied conditions (1) through (7) during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in “Description of Our Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of a Partnership Interest.    We own and operate one or more properties through partnerships and limited liability companies. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of the Partnerships.” We have direct or indirect control of all of the partnerships in which we are a partner and intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Ownership of Interests in Qualified REIT Subsidiaries.    We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Internal Revenue Code (including all real estate investment trust qualification tests). Thus, in applying the requirements described in this prospectus supplement, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax and our ownership of the stock of such a subsidiary will not violate the real estate investment trust asset tests, described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a real estate investment trust in which a real estate investment trust directly or indirectly holds stock and that has made a joint election with the real estate investment trust to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt that is directly or indirectly funded by its parent real estate investment trust if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are satisfied. We own an interest in New NCHC, Inc., and all of the stock of Pan Pacific Development (Rosewood), Inc., and have jointly elected with them for Pan Pacific Development (Rosewood), Inc. and New NCHC, Inc., to be treated as our taxable REIT subsidiaries. As a result, our ownership of securities of Pacific Development (Rosewood), Inc., and New NCHC, Inc., will not be subject to the 10% asset test described below, and their operations will be subject to the provisions described below under “—Asset Tests” which are applicable to taxable REIT subsidiaries. We may acquire stock of other taxable REIT subsidiaries in the future.

Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust:

•
First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in some circumstances, interest, or (b) some types of temporary investments;

•
Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, or (b) dividends, interest and gain from the sale or disposition of stock or securities or (c) any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a real estate investment trust described above only if all of the following conditions are met:

•
The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•
We, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space;

•
Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•
We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a “taxable REIT subsidiary” which is wholly or partially owned by us, to provide both customary and non-customary services to tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent we determine, based on the advice of our tax counsel, that those actions will not jeopardize our status as a real estate investment trust.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in “—Our Qualification as a Real Estate Investment Trust—General,” even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

Prohibited Transaction Income.    Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•	Amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•
Rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

•
First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

•	Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

•
Third, of the investments included in the 25% asset class, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer’s outstanding securities. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer; and

•
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

We indirectly own 50% of the outstanding stock of New NCHC, Inc., and directly own 100% of the outstanding stock of Pan Pacific Development (Rosewood), Inc. Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc., elected, together with us, to be treated as our taxable REIT subsidiaries. So long as Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc., qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of securities in Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc. Pan Pacific Development (Rosewood), Inc., New NCHC, Inc., or we may acquire securities in other taxable REIT subsidiaries in the future, and we have held interests in other taxable REIT subsidiaries in the past. We believe that the aggregate value of our taxable REIT subsidiaries has not and will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary, a taxable REIT subsidiary, or a partnership or limited liability company, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

The asset tests must be satisfied not only on the date that we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, but also each time we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although we expect to satisfy the asset tests and plans to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements.    To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% (95% for taxable years beginning before January 1, 2001) of our “REIT taxable income”; and

•	90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our noncash income items over 5% of “REIT taxable income” as described below.

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our “REIT taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing “REIT taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements. However, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% excise tax on the excess of the required distribution for the calendar year over the amounts we actually distribute for such year. For this purpose, the amount of our required distribution during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) equals the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year, and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year will be treated as an amount distributed during that year for purposes of calculating such tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Earnings and Profits Distribution Requirement.    A real estate investment trust is not permitted to have accumulated earnings and profits attributable to non-real estate investment trust years. A real estate investment trust has until the close of its first taxable year in which it has non-real estate investment trust earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our real estate investment trust status. See “—Failure to Qualify.”

Failure to Qualify

If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General.    We currently own interests in various partnerships and limited liability companies and may own interests in additional partnerships and limited liability companies in the future. Our ownership of an interest in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the real estate investment trust asset tests and/or the real estate investment trust income tests. This, in turn, would prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. All of the partnerships in which we own an interest intend to claim classification as partnerships under these Treasury Regulations. As a result, we believe that these partnerships will be classified as partnerships for federal income tax purposes. The treatment described above also applies with respect to our ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the

Internal Revenue Code and the Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property has been contributed to some of our partnerships and/or limited liability companies in exchange for interests in those partnerships and/or limited liability companies in connection with transactions in which those partnerships and/or limited liability companies were formed. The relevant partnership and/or limited liability company agreements require that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. Pan Pacific and its partnerships and/or limited liability companies have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to Pan Pacific’s partnerships and/or limited liability companies. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our partnerships and/or limited liability companies (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our partnerships and/or limited liability companies. An allocation described in (3) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Our Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.”

Our partnerships and/or limited liability companies and we have not yet decided what method will be used to account for book-tax differences for other properties acquired by our partnerships and/or limited liability companies in the future.

Any property acquired by our partnerships and/or limited liability companies in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Tax Liabilities and Attributes Inherited From Acquisitions

Tax Liabilities and Attributes Inherited from Center Trust.    On November 5, 2002, we entered into an agreement to acquire in a merger certain assets and subsidiaries of Center Trust, a Maryland corporation that has elected to be taxed as a real estate investment trust, and the tax consequences discussed in this paragraph assume that this merger will be completed as described in the applicable disclosure filed with the SEC. If, prior to the completion of the merger, Center Trust failed to qualify as a real estate investment trust in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, Center Trust would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which Center Trust lost qualification. We, as successor in interest to Center Trust, would be required to pay this tax. The built-in gain rules described under “Our Qualification as a Real Estate Investment Trust—General” above generally would apply with respect to any assets acquired by us from Center Trust in connection with the merger if the merger qualifies as a tax-free reorganization under the Internal Revenue Code and if Center Trust failed to qualify as a real estate investment trust at any time during the ten-year period prior to the merger. As a result, if during the ten-year period following the end of the last year in which Center Trust failed to qualify as a REIT, we dispose of any of the assets acquired from Center Trust, any resulting gain, to the extent of the built-in gain at the end of such year, generally would be subject to tax at the highest corporate tax rate under the built-in gain rules. The results described in the preceding sentence assume that, on the tax return for the applicable year, Center Trust or we have made or will make or refrain from making elections, as necessary under the applicable temporary Treasury Regulations to be treated in this manner. In addition, if Center Trust failed to qualify as a REIT for any year, then it is possible that we would have acquired undistributed C corporation earnings and profits from Center Trust. If we fail to distribute these C corporation earnings and profits, if any, prior to the end of the taxable year in which the merger occurs, we would be required to distribute them through a deficiency dividend or fail to qualify as a REIT.

Tax Liabilities and Attributes Inherited from Western Properties.    Recently, we acquired in a merger certain assets and subsidiaries of Western Properties Trust, a California real estate investment trust. If, prior to this transaction, Western Properties Trust failed to qualify as a real estate investment trust in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, Western Properties Trust would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which it lost qualification. As successor-in-interest to Western Properties Trust, we would be required to pay this tax. In addition, the built-in gain rules described above would apply with respect to any assets we acquired from Western Properties Trust. If we disposed of any of the assets acquired from Western Properties Trust during the ten-year period following the end of the last year in which Western Properties Trust failed to qualify as a REIT, any resulting gain, to the extent of the built-in gain at the end of such year, generally would be subject to tax at the highest corporate tax rate under the built-in gain rules. In addition, if Western Properties Trust failed to qualify as a REIT for any year, then it is possible that we would have acquired undistributed C corporation earnings and profits from Western Properties Trust. If we failed to distribute these C corporation earnings and profits prior to the end of the taxable year in which the merger occurred, we would be required to distribute them through a deficiency dividend or fail to qualify as a REIT.

Taxation of Note Holders

As used in this section, the term “United States holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation or a partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•
a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of such trust; or

•	any other person whose income or gain in respect of a note is effectively connected with the conduct of a U.S. trade or business.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to be treated as United States persons, shall also be considered United States holders.

United States Holders

Stated Interest

Stated interest on the notes will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrues in accordance with your method of accounting for tax purposes.

Upon a redemption of the notes, we may be obligated to make payments in excess of stated interest and outstanding principal. Based on the advice of counsel, we believe and intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, a United States holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such United States holder’s method of tax accounting. However, this position is not entirely free from doubt. Prospective investors in the notes should consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes.

Sale, Exchange or Other Taxable Disposition of Notes

You will generally recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as interest income) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the amount you paid for the note. Any gain or loss recognized on a disposition of the note will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will generally be subject to tax at a maximum rate of 20%. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

Payments of interest and principal on the notes and the proceeds received upon the sale or other disposition of such notes may be subject to information reporting and backup withholding tax. Payments to certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate United States holder will be subject to information reporting and backup withholding tax if such holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

•
fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the Internal Revenue Service has not notified the United States holder that it is subject to backup withholding.

The amount of any reportable payments, including interest, made to a United States holder (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such United States holders and to the Internal Revenue Service for each calendar year.

A United States holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the Internal Revenue Service.

Non-United States Holders

The preceding discussion does not address the rules governing U.S. federal income taxation of the ownership and disposition of notes by persons that are non-United States holders. The term “non-United States holder” means a beneficial owner of a note that is not a United States holder. In general, non-United States holders may be subject to special tax withholding requirements on payments from us and with respect to their sale or other disposition of notes, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-United States holder’s country. A non-United States holder who is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim this treatment. Non-United States holders should consult their own tax advisors concerning the federal income tax consequences to them of the acquisition, ownership and disposition of notes.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Persons considering the purchase of notes should consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated December 12, 2002, we have agreed to sell to the underwriters named below for whom Banc of America Securities LLC is acting as representative, the following respective principal amounts of the notes:

Underwriter	Principal Amount
Banc of America Securities LLC	$55,000,000
Wachovia Securities, Inc.	25,000,000
Credit Suisse First Boston Corporation	10,000,000
Dresdner Kleinwort Wasserstein–Grantchester, Inc.	5,000,000
McDonald Investments Inc.	5,000,000

Total	$100,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.40% of the principal amount per note. The underwriters and selling group members may allow a discount of 0.25% of the principal amount per note on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

We estimate that our out-of-pocket expenses for this offering will be approximately $125,000.

The notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions. The underwriters’ short position can only be closed out by buying notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Banc of America Securities LLC will make securities available for distribution on the Internet through a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between Banc of America Securities LLC and its customers and is not a party to any transactions. Market Axess Inc. will not function as an underwriter or agent of the issuer, nor will Market Axess Inc. act as a broker for any customer of Banc of America Securities LLC. Market Axess Inc., a registered broker-dealer, will receive compensation from Banc of America Securities LLC based on transactions the underwriter conducts through the system. Banc of America Securities LLC will make securities available to its customers through the Internet distributions on the same terms as distributions made through other channels.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they have received customary compensation. Credit Suisse First Boston Corporation is acting as our financial advisor in connection with our merger transaction with Center Trust. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent and a lender under our unsecured credit facility. Banc of America Securities LLC is the sole lead arranger and book manager under the unsecured credit facility. Dresdner Bank AG, New York and Grand Cayman Branches, an affiliate of Dresdner Kleinwort Wasserstein–Grantchester, Inc.; First Union National Bank, an affiliate of Wachovia Securities, Inc.; and Keybank National Association, an affiliate of McDonald Investments Inc., are lenders under our unsecured credit facility. We expect to use a portion of the proceeds from the sale of the notes to repay the outstanding borrowings under the unsecured credit facility. See “Use of Proceeds”. To the extent the proceeds of an offering of the notes are used to repay borrowings under our unsecured credit facility, the underwriters or their respective affiliates may receive a portion of those proceeds. Because we expect that 10% or more of the net proceeds of this offering of notes will be applied to the repayment of a loan or loans made to us by affiliates of the underwriters, this offering will be conducted pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgement obtained in Canadian courts against us or persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

EXPERTS

The consolidated financial statements and the related schedule of Pan Pacific Retail Properties, Inc. as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Latham & Watkins, Costa Mesa, California will pass upon certain legal matters relating to the issuance and sale of the notes on behalf of the Company, including certain legal matters described under “Material U.S. Federal Income Tax Considerations.” Certain other legal matters relating to Maryland law will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, special counsel to Pan Pacific. Latham & Watkins will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law. Milbank, Tweed, Hadley & McCloy LLP, New York, New York, will pass upon certain legal matters for the underwriter.

PROSPECTUS

$400,000,000

PAN PACIFIC RETAIL PROPERTIES, INC.

Debt Securities, Common Stock, Preferred Stock,
Depositary Shares and Warrants

Pan Pacific Retail Properties, Inc., a Maryland corporation (the “Company”), may from time to time offer in one or more series or classes (i) its debt securities (the “Debt Securities”), (ii) shares of its Common Stock, $.01 par value per share (the “Common Stock”), (iii) shares of its Preferred Stock, $.01 par value per share (the “Preferred Stock”), (iv) shares of Preferred Stock represented by Depositary Shares (the “Depositary Shares”), and (v) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) in amounts, at prices and on terms to be determined at the time of offering, with an aggregate public offering price of up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”).

The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner and calculation thereof) and time of payment of interest, terms for redemption at the Company’s option or repayment at the holder’s option, terms for sinking fund payments, terms for conversion into shares of Preferred Stock or Common Stock, covenants and any initial public offering price; (ii) in the case of Common Stock, the specific title and stated value and any initial public offering price, (iii) in the case of Preferred Stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price; (iv) in the case of the Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share; and (v) in the case of Warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust (“REIT”) for federal income tax purposes. See “Restrictions on Ownership and Transfer of Capital Stock.”

The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See “Plan of Distribution.” No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

See “Risk Factors” beginning on page 6 for certain factors relevant to an investment in the Offered Securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 5, 1998

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information filed can be inspected and copied at the Commission’s Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the Commission’s site is http://www.sec.gov. In addition, the Company’s Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein, as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 1997;

(b)    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

(c)    The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

(d)    The Company’s Current Report on Form 8-K filed by the Company with the Commission on October 2, 1998; and

(e)    The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (No. 001-13243), including any subsequently filed amendments and reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus and the applicable Prospectus Supplement are delivered upon written or oral request. Requests should be directed to the Chief Financial Officer, Pan Pacific Retail Properties, Inc., 1631-B South Melrose Drive, Vista, California 92083, telephone number (760) 727-1002.

THE COMPANY

General

Pan Pacific Retail Properties, Inc., a Maryland corporation (the “Company”), is a self-administered and self-managed real estate investment trust (“REIT”) formed in April 1997 to continue and expand the acquisition, ownership, management, leasing and development business of Pan Pacific Development (U.S.) Inc. (“PPD”) and its affiliates. The Company’s portfolio consists principally of community and neighborhood shopping centers predominantly located in four key western U.S. markets. As of September 1, 1998, the Company owned or controlled a portfolio of 45 shopping center properties of which 41 are located in the western United States including 11 in Northern California, 9 in Southern California, 6 in Las Vegas, Nevada and 15 in the Pacific Northwest (Washington and Oregon).

The Company employs personnel in the areas of administration, accounting services, property management, maintenance, design, leasing, acquisitions and business development. The Company’s executive offices are located at 1631-B South Melrose Drive, Vista, California, and its telephone number is (760) 727-1002. In addition to personnel located at its executive offices, the Company operates regional offices in Las Vegas, Nevada; Kent, Washington; Chino, California; and Sacramento, California. Each of the regional offices is responsible for property maintenance, management and leasing.

The Company was incorporated as a Maryland corporation in April 1997 and in August 1997 completed its initial public offering of Common Stock, which is listed on the New York Stock Exchange under the symbol “PNP.”

Business Strategies

The Company’s business strategies involve three fundamental practices: (i) owning and operating shopping centers in select key markets with strong economic and demographic characteristics in order to establish and maintain a portfolio of real estate assets with stable income and the potential for long-term growth; (ii) developing local and regional market expertise through the hands-on participation of senior management in property operations and leasing in order to capitalize on market trends, retailing trends and acquisition opportunities; and (iii) establishing and maintaining a diversified and complementary tenant mix with an emphasis on tenants that provide day-to-day consumer necessities in order to provide steady rental revenue.

Through its regional offices, the Company implements its business strategies by (i) its on-going analysis of regional and submarket demographic, economic and retailing trends; (ii) developing and maintaining relationships with key retailers, real estate brokers and financial institutions; (iii) emphasizing tenant satisfaction and retention through its proactive communication with tenants, community oriented marketing activities and comprehensive maintenance programs; and (iv) applying aggressive cost control practices and by capitalizing on cost reduction and economy of scale opportunities arising from the size and proximity of its properties within each region.

Growth Strategies

The Company seeks to continue to utilize its in-depth market knowledge within its four key markets to pursue its strategy of opportunistic acquisitions of shopping centers for long-term investment. The Company believes that significant opportunities exist within these markets to acquire shopping center properties that are consistent with its existing portfolio in terms of quality of construction, positive submarket demographics and location attributes and that provide attractive initial capitalization rates with potential for growth in cash flow. The Company further believes it has certain competitive advantages which enhance its ability to identify and capitalize on acquisition opportunities, including: (i) long-standing relationships with institutional and other owners of shopping center properties in the Company’s four primary regions; (ii) fully integrated real estate operations which enable the Company to respond quickly to acquisition opportunities and to capitalize on the resulting economies of scale; and (iii) access to capital as a public company.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes including, without limitation, the acquisition and development of additional properties and the repayment of indebtedness. Net proceeds from the sale of the Offered Securities initially may be temporarily invested in short-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth ratios of earnings to fixed charges for the periods shown. The results of operations for the six months ended June 30, 1998 relate solely to the Company. The results of operations used to compute the ratio for the year ended December 31, 1997 include those of the Company from August 13, 1997 through December 31, 1997 and those of Pan Pacific Development Properties (described below) for the period from January 1, 1997 through August 12, 1997. The results of operations for the years ended December 31, 1996, 1995, 1994 and 1993 are the combined historical results of operations of Pan Pacific Development Properties, which is not a legal entity, but consists solely of the accounts of PPD related to the ownership, management and leasing of its neighborhood and community shopping centers and medical office building. All of the accounts of PPD unrelated to these activities have been excluded from the combined historical financial statements of Pan Pacific Development Properties.

	Year Ended December 31,
Six Months Ended June 30, 1998	1997	1996	1995	1994	1993
2.25x	1.64x	1.01x	N/A(1)	N/A(1)	N/A(1)

(1)
Earnings were inadequate to cover fixed charges for the years ended December 31, 1995, 1994 and 1993. The dollar amount of the coverage deficiency was $1,421,000, $3,784,000 and $122,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before extraordinary items and fixed charges included in expense. Fixed charges consist of interest costs, whether expensed or capitalized, and the amortization of debt issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to fixed charges and preferred share dividends are the same as the ratios presented above.

This Prospectus contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this Prospectus, the words “may”, “will”, “expect”, “anticipate,” “continue”, “estimate”, “project”, “intend” and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect the Company’s future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, and that actual results may differ materially from those included within the forward-looking statements as a result of various factors.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this Prospectus (including the information contained in the Company’s Annual Report on Form 10-K under the heading “Certain Cautionary Statements”) or in any accompanying Prospectus Supplement, prospective investors should carefully consider the following factors before investing in the securities offered hereby.

Effect on Common Stock Price of Future Sales of Pledged Shares

Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. As of September 1, 1998, PPD and its subsidiaries, affiliates of the Company, own 10,808,012 shares of Common Stock (the “Pledged Shares”), representing approximately 51.1% of the Company’s total outstanding shares of Common Stock as of that date, which have been pledged to Prudential Securities Credit Corporation (“Lender”) to secure revolving credit loans extended to PPD pursuant to a credit agreement with the Lender (the “Credit Agreement”) in connection with the formation of the Company and the completion of its initial public offering in August 1997 (the “IPO”). There are a number of restrictions, however, on the ability of PPD and its subsidiaries to sell their respective shares of Common Stock.

First, pursuant to contractual agreements with the Lender, PPD and its subsidiaries have agreed not to sell the Pledged Shares until their respective obligations under the Credit Agreement have been satisfied. The revolving credit loans extended to PPD and its subsidiaries by Lender pursuant to the Credit Agreement mature on August 13, 2000.

Second, PPD has agreed pursuant to a lock-up agreement with the underwriters of the Company’s IPO in August 1997 (the “Lock-up Agreement”) not to, directly or indirectly, without the prior written consent of Prudential Securities Incorporated (the lead underwriter of the IPO), offer, sell, offer to sell, contract to sell, pledge (except to the Lender pursuant to the Credit Agreement), grant any option to purchase or otherwise sell or dispose of any shares of Common Stock of the Company until August 2000 (three years after the consummation of the IPO); provided, however, that the Lock-up Agreement applies to only 4,162,702 shares of Common Stock owned by PPD (representing approximately 38.5% of PPD’s interest in the Company as of September 1, 1998) due to certain tax considerations affecting the Company. Prudential Securities Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the shares of Common Stock subject to the Lock-up Agreement.

Third, the shares of Common Stock owned by PPD are “restricted” securities under the meaning of Rule 144 promulgated under the Securities Act (“Rule 144”). Therefore, so long as PPD remains an affiliate of the Company, PPD may only sell its shares of Common Stock in accordance with the volume limitations, manner of sale provisions, public information requirements and notice requirements specified in Rule 144 or pursuant to a registration statement covering the resale of such shares. Generally speaking, the number of shares of Common Stock which may be sold pursuant to Rule 144 during any consecutive three month period shall not exceed the greater of (i) 1% of the shares of Common Stock outstanding, or (ii) the average weekly trading volume in such shares of Common Stock reported on all national securities exchanges and/or reported through the automated quotation system of a registered securities association for the four calendar weeks specified in Rule 144. In addition to the foregoing, PPD holds certain registration rights granted by the Company in connection with its IPO which obligate the Company to file and generally keep continuously effective, beginning in August 2000 (three years after the completion of the IPO and following the termination of the Lock-up Agreement), a registration statement permitting the resale by PPD of shares of Common Stock it then owns.

Prior to the satisfaction by PPD and its subsidiaries of their obligations under the Credit Agreement and in the event there is an uncured default by PPD and its subsidiaries thereunder, the Lender may sell all or any portion of the Pledged Shares as its remedy for such default. Resales of Pledged Shares by the Lender, however, are not subject to any restrictions under the Lock-up Agreement.

No prediction can be made about the effect that future sales, if any, of the Pledged Shares by either the Lender or PPD in accordance with the foregoing will have on the market price of the Common Stock.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities will be direct obligations of the Company, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Company. The Debt Securities may be issued under one or more indentures, each dated as of a date on or before the issuance of the Debt Securities to which it relates and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part or incorporated by reference herein by means of a post-effective amendment to the Registration Statement or a Form 8-K, subject to such amendments or supplements as may be adopted from time to time. Each such indenture (collectively, the “Indenture”) will be entered into between the Company and a trustee (the “Trustee”), which may be the same Trustee. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the Debt Securities are summaries of certain anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

Term

The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the particular Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company’s Board of Directors or as set forth in the applicable Indenture or one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

The following summaries set forth certain general terms and provisions of the Indenture and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

(1)  the title of such Debt Securities;

(2)  the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

(3)  the price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

(4)  if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of the Company’s status as a REIT, any applicable limitations on the ownership or transferability of the Common Stock or the Preferred Stock into which such Debt Securities are convertible;

(5)  the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

(6)  the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

(7)  the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates upon which any such interest will be payable, the record dates for payment of such interest, or the method by which any such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)  the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

(9)  the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the Company’s option;

(10)  the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

(11)  if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)  whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)  whether such Debt Securities will be issued in certificated and/or book-entry form, and, if so, the identity of the depositary for such Debt Securities;

(14)  whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15)  the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

(16)  any deletions from, modifications of or additions to the events of default or covenants of the Company with respect to such Debt Securities;

(17)  whether and under what circumstances the Company will pay any Additional Amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

(18)  the subordination provisions, if any, relating to such Debt Securities;

(19)  the provisions, if any, relating to any security provided for such Debt Securities; and

(20)  any other terms of such Debt Securities.

If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). In such cases, any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the applicable Trustee’s corporate trust office, the address of which will be set forth in the applicable Prospectus Supplement; provided, however, that, unless otherwise provided in the applicable Prospectus Supplement, at the Company’s option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting such transfer must provide evidence of title and identity satisfactory to the Company and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company may at any time rescind the designation of any transfer agent appointed with respect to the Debt Securities of any series or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of such Debt Securities and ending at the close of business on (i) if the Debt Securities of such series are issuable only in registered form, the day of mailing of the relevant notice of redemption or (ii) if the Debt Securities of such series are issuable in bearer form, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable in registered form and there is no such publication, the day of mailing of the relevant notice of redemption; (b) register the transfer of or exchange any Debt Security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (c) exchange any Debt Security in bearer form so selected for redemption, except in exchange for a Debt Security of such series in registered form that is simultaneously surrendered for redemption; or(d) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the holder’s option, except the portion, if any, of such Debt Security not to be so repaid.

Merger, Consolidation or Sale of Assets

Each Indenture will provide that the Company will not consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any person unless (a) either the Company shall be the continuing entity, or the successor person (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume the Company’s obligation to pay the principal of (and premium, if any) and interest on all the Debt Securities issued under such Indenture and the due and punctual performance and observance of all the covenants and conditions contained in such Indenture and in such Debt Securities; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred, and any liens on any property or assets of the Company or any Subsidiary that are incurred, created or assumed as a result thereof as having been created, incurred or assumed, by the Company or such Subsidiary at the time of such transaction, no event of default under the Indenture, and no event that, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers’ certificate and legal opinion covering such conditions shall be delivered to the Trustee.

Certain Covenants

Existence.    Except as permitted under “—Merger, Consolidation or Sale of Assets,” each Indenture will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by charter, by-laws and statute) and all material franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

Maintenance of Properties.    Each Indenture will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the Company’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

Insurance.    Each Indenture will require the Company to, and to cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims.    Each Indenture will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on it or any Subsidiary or on the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of Financial Information.    Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, each Indenture will require the Company, within 15 days after each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (a) to transmit by mail to all holders of Debt Securities issued under such Indenture, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the

Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, (b) to file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (c) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of such Debt Securities.

Except as may otherwise be provided in the Prospectus Supplement relating to any series of Debt Securities, the term “Subsidiary”, as used in the Indenture, means with respect to the Company, any other Person of which more than 50% of (i) the equity or other ownership interests or (ii) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

Additional Covenants.    Any additional covenants of the Company with respect to any of the series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable Indenture, each Indenture will provide that the following events are “events of default” with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether such indebtedness exists at the date of the relevant Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (g) any other Event of Default provided with respect to a particular series of Debt Securities. The term “Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority of the principal amount of the outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (other than principal and premium, if any, and interest which have become due solely as a result of such acceleration), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to Debt Securities of such series have been cured or waived as provided in the Indenture. Each Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (y) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (z) in respect of a covenant or provision contained in such Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby.

Each Indenture will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the Indenture unless such default shall have been cured or waived, subject to certain exceptions; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified Responsible Officers of the Trustee consider such withholding to be in such holders’ interest.

Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by holders of a majority in principal amount of the outstanding Debt Securities of such series. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

Each Indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that such direction shall not conflict with any rule of law or the Indenture and the Trustee may refuse to follow any direction that may involve the Trustee in personal liability or that may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the Company will be required to deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of any Indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal, interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any Debt Security (or reduce the amount of premium payable upon any such repayment); (c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security when due; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

The holders of a majority in aggregate principal amount of outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants in the applicable Indenture.

Modifications and amendments of an Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of the Indenture, provided that any such change or elimination does not apply to any outstanding Debt Securities of a series created prior to the date of such amendment or supplement that are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture provided, however, that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (j) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of such Debt Securities, provided, however, that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security in the applicable Indenture, and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

Each Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent or waiver that must be given by the holder of each Debt Security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series shall constitute a quorum for a meeting of holders of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting and (b) the principal amount of the outstanding Debt Securities of all such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable Prospectus Supplement, upon request of the Company any Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified in such Company request (except as to certain limited provisions of such Indenture which shall survive) when either (i) all Debt Securities of such series have been delivered to the Trustee for cancellation or (ii) all Debt Securities of such series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the Company has irrevocably deposited with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each Indenture will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either to (a) defease and be discharged from any and all obligations with respect to any series of Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold money for payment in trust) (“defeasance”) or (b) be released from its obligations with respect to certain covenants (which will be described in the relevant Prospectus Supplement) applicable to such Debt Securities under the applicable Indenture (which may include, subject to a limited exception, the covenants described under “—Certain Covenants”), and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities (“covenant defeasance”), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the applicable Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause (d) under “—Events of Default, Notice and Waiver” with respect to the specified sections of the applicable Indenture (which sections would no longer be applicable to such Debt Securities) or clause (g) thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. The Company would, however, remain liable to make payment of such amounts due at the time of acceleration. The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company’s REIT status.

Unclaimed Payments

All amounts paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of the Company’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s Charter and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by the Company. See “Available Information.”

The Company has authority to issue 100,000,000 shares of Common Stock, $.01 par value per share: As of September 1, 1998, the Company had outstanding 21,162,012 shares of Common Stock.

General

The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that shares of Common Stock will be issuable upon conversion of Debt Securities, Preferred Stock or Depository Shares or upon the exercise of Warrants issued by the Company.

Terms

Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors, and, except as otherwise required by law and except as now or later provided in the Charter, the holders of such shares will possess the exclusive voting power, subject to the provisions of the Charter regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors described below. Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and, with the exception of PPD’s proportional participation rights, have no preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of directors. All shares of Common Stock issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Charter regarding ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors described below, distributions are paid to the holders of shares of Common Stock if and when authorized by the Board of Directors of the Company out of assets legally available therefor.

If the Company is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company.

Subject to the provisions of the Charter regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors as described below, all shares of Common Stock will have equal distribution, liquidation and voting rights, and will have no preference or exchange rights. See “Restrictions on Ownership and Transfer of Capital Stock.”

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The phrase “substantially all of the assets” is not defined in the MGCL and is, therefore, subject to interpretation by courts applying Maryland law in the context of the facts and circumstances of any particular case. The Charter of the Company provides that each of these matters may be approved by the stockholders by a majority of all the votes entitled to be cast on the matter.

The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

Restrictions on Ownership

For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain exceptions, no more than 50% in value of the Company’s outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement and certain other requirements relating to its tax status as a REIT, the Company may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of the Company’s outstanding equity securities. See “Restrictions on Ownership and Transfer of Capital Stock.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is The Bank of New York.

DESCRIPTION OF PREFERRED STOCK

The Company is authorized to issue 30,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares were outstanding as of September 1, 1998.

General

Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. No Preferred Stock is currently issued or outstanding. Prior to the issuance of shares of each series, subject to the provisions of the Charter regarding the restrictions on transfer of stock, the Board of Directors is required by the MGCL and the Charter to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a transaction or a change of control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. The Board of Directors has no present plans to issue any Preferred Stock.

Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock will be described in the Prospectus Supplement relating to that class or series, including a Prospectus Supplement providing that Preferred Stock may be issuable upon the exercise of Warrants issued by the Company. The description of Preferred Stock set forth below and the description of the terms of a particular class or series of Preferred Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the Preferred Stock of each class or series will be fixed by the articles supplementary relating to such class or series. A Prospectus Supplement, relating to each class or series, will specify the terms of the Preferred Stock as follows:

(1)    The title and stated value of such Preferred Stock;

(2)    The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

(3)    The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

(4)    Whether such Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

(5)    The provision for a sinking fund, if any, for such Preferred Stock;

(6)    The provision for redemption, if applicable, of such Preferred Stock;

(7)    Any listing of such Preferred Stock on any securities exchange;

(8)    The terms and conditions, if applicable, upon which such Preferred Stock will be converted into Common Stock of the Company, including the conversion price (or manner of calculation thereof);

(9)    A discussion of any material federal income tax considerations applicable to such Preferred Stock;

(10)    Any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT;

(11)    The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(12)    Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(13)    Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock; and

(14)    Any voting rights of such Preferred Stock.

Rank

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of common stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Preferred Stock of each series or class shall be entitled to receive, when, as and if authorized and declared by the Company’s Board of Directors, out of the Company’s assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the Company’s Board of Directors.

Dividends on any series or class of Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Company’s Board of Directors fails to authorize a dividend payable on a dividend payment date on any series or class of Preferred Stock for which dividends are noncumulative, then the holders of such series or class of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of Preferred Stock of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the Preferred Stock of any other series or class ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series or class for any period unless (a) if such series or class of Preferred Stock has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series or class for all past dividend periods and the then current dividend period or (b) if such series or class of Preferred Stock does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series or class. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any series or class and the shares of any other series or class of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series or class, then all dividends authorized on shares of Preferred Stock of such series or class and any other series or class of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be authorized pro rata so that the amount of dividends authorized per share on the Preferred Stock of such series or class and such other series or class of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series or class of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series or class that may be in arrears.

Except as provided in the immediately preceding paragraph, unless (a) if such series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (b) if such series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the Common Stock or other stock of the Company ranking junior to the Preferred Stock of such series or class as to dividends and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series or class as to dividends or upon liquidation, nor shall the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series or class as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Preferred Stock of such series or class as to dividends and upon liquidation).

Any dividend payment made on shares of a series or class of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.

Redemption

If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

The Prospectus Supplement relating to a series or class of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series or class is payable only from the net proceeds of the issuance of stock of the Company, the terms of such Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

Notwithstanding the foregoing, unless (a) if such series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (b) if such series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of such series or class of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series or class to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or class. In addition, unless (i) if such series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series or class (then except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of such series or class as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series or class to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or class.

If fewer than all the outstanding shares of Preferred Stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company.

Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of Preferred Stock of any series or class to be redeemed at the address shown on the Company’s stock transfer books. Each notice shall state: (a) the redemption date; (b) the number of shares and series or class of the Preferred Stock to be redeemed; (c) the redemption price; (d) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (f) the date on which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series or class are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of shares of Preferred Stock of any series or class, the Board of Directors may fix a record date for the determination of shares of such series or class of Preferred Stock to be redeemed.

Subject to applicable law and the limitation on purchases when dividends on a series or class of Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of such series or class of Preferred Stock in the open market, by tender or by private agreement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of the Common Stock or any other series or class of stock of the Company ranking junior to any series or class of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of such series or class of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with such series or class of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series or class of Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of any series or class of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to such series or class of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

Voting Rights

Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

Unless provided otherwise for any series or class of Preferred Stock, so long as any shares of Preferred Stock of a series or class remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series or class of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series or class of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of the Charter or the Articles Supplementary for such series or class of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series or class of Preferred Stock, or any increase in the amount of authorized shares of such series or class or any other series or class of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series or class of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of Preferred Stock.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, subject to certain exceptions, no more than 50% in value of the Company’s outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement and certain other requirements relating to its tax status as a REIT, the Company may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of the Company’s outstanding equity securities. See “Restrictions on Ownership and Transfer of Capital Stock.”

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable Prospectus Supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The Company may issue Depositary Shares, each of which will represent a fractional interest of a share of a particular class or series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a “Deposit Agreement”) among the Company, the depositary named therein (the “Preferred Stock Depositary”) and the holders from time to time of the depositary receipts issued by the Preferred Stock Depositary which will evidence the Depositary Shares (“Depositary Receipts”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the class or series of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to a Preferred Stock Depositary, the Company will cause such Preferred Stock Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipt to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

Dividends and Other Distributions

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless such Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any Depositary Share to the extent that it represents any class or series of Preferred Stock converted into shares in excess of the Ownership Limit or otherwise converted or exchanged.

Withdrawal of Stock

Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted or converted into Excess Shares or otherwise), the holders thereof will be entitled to delivery at such office, to or upon each such holder’s order, of the number of whole or fractional shares of the class or series of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related class or series of Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of the Depositary Shares representing shares of such class or series of Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the corresponding portion of the redemption price and any other amounts per share payable with respect to such class or series of Preferred Stock. If fewer than all the Depositary

Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in the issuance of any Excess Shares.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Stock Depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of a class or series of Preferred Stock deposited with the Preferred Stock Depositary are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such class or series of Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for such class or series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder’s Depositary Shares. The Preferred Stock Depositary will vote the amount of such class or series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Stock Depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each such share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Stock

The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of the Company, except in connection with certain exchanges in connection with the preservation of the Company’s status as a REIT. See “Description of Common Stock—Restrictions on Ownership.” Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion of a class or series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of a class or series of Preferred Stock (including Excess Shares) of the Company or other shares of stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The form of Depositary Receipt evidencing Depositary Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially or adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related class or series of Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Preferred Stock Depositary if (i) such termination is necessary to preserve the Company’s status as a REIT or (ii) a majority of each class or series of Preferred Stock subject to such Deposit Agreement consents to such termination, whereupon the Preferred Stock Depositary will deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of each Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by Preferred Stock Depositary with respect to such Depositary Receipts. The Company has agreed that if the Deposit Agreement is terminated to preserve the Company’s status as a REIT, then the Company will use its best efforts to list each class or series of Preferred Stock issued upon surrender of the related Depositary Shares. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of each class or series of Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of the Depositary Receipts evidencing the Depositary Shares representing such class or series of Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into stock of the Company not so represented by Depositary Shares.

Charges of a Preferred Stock Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. the obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of a class or series of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event a Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received by the Company.

DESCRIPTION OF WARRANTS

The Company currently has no Warrants outstanding (other than options issued under the Company’s stock option plan). The Company may issue Warrants for the purchase of Common Stock or Preferred Stock. Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the “Warrant Agent”). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the designation, terms and number of shares of Preferred Stock or Common Stock purchasable upon exercise of such Warrants; (5) the designation and terms of the Offered Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Offered Security; (6) the date, if any, on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the status of the Company as a REIT; (7) the price at which each share of Preferred Stock or Common Stock purchasable upon exercise of such Warrants may be purchased; (8) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such Warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax considerations; and (12) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

For the Company to qualify as a REIT under the Code, subject to certain exceptions, no more than 50% in value of the Company’s outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

The Charter prohibits (i) any person from actually or constructively owning shares of stock of the Company that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of stock of the Company if such transfer would result in shares of stock of the Company being owned by fewer than 100 persons. The Charter contains restrictions on the ownership and transfer of Common Stock which are intended to assist the Company in enforcing these prohibitions. The ownership limit set forth in the Charter (the “Ownership Limit”) provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 6.25% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock. The constructive ownership rules of the Code are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 6.25% of the shares of Common Stock (or the acquisition of an interest in an entity, such as Revenue Properties Company Limited (“Revenue Properties”) or Acktion Corporation that owns, actually or constructively, Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 6.25% of the outstanding Common Stock and thus violate the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors. For example, an increase in the proportionate ownership interest in Revenue Properties held by Mark Tanz, Stuart Tanz or any other Tanz family members (collectively, the “Tanz Family”), or some other individual or entity, could cause one or more members of the Tanz Family or such other individual or entity to violate the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors. The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company’s status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The Board of Directors has obtained such undertakings and representations from PPD and, as a result, has waived the Ownership Limit with respect to PPD and its affiliates and has permitted PPD to own up to 55.0% of the outstanding Common Stock (the “PPD Ownership Limit”). The Board of Directors has also obtained such undertakings and representations from the Tanz Family and, as a result, has waived the Ownership Limit with respect to the Tanz Family and has permitted the Tanz Family to own, in the aggregate, actually or constructively (including through the ownership of stock of PPD or Revenue Properties), up to 24.0% (by number of shares or value, whichever is more restrictive) of the outstanding Common Stock (the “Tanz Family Ownership Limit”). Further, the Board of Directors has waived the Ownership Limit with respect to Acktion Corporation and certain entities affiliated with such corporation, and has permitted such entity to actually or constructively own up to 10.5% (by number of shares or value, whichever is more restrictive) of the outstanding Common Stock (the “Acktion Ownership Limit”).

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of the Company (including by acquiring shares of PPD or Revenue Properties) that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Charter. Amendments to the Charter require the affirmative vote of a majority of all votes entitled to be cast on that matter.

Pursuant to the Charter, if any purported transfer of Common Stock of the Company or any other event would otherwise result in any person violating the Ownership Limit or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors (including, but not limited to, the PPD Ownership Limit, the Tanz Family Ownership Limit and the Acktion Ownership Limit), then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares in excess of the Ownership Limit or such other limit (the “Excess Shares”), and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such Excess Shares (the “Prohibited Owner”) shall cease to own any right or interest) in such Excess Shares. Furthermore, an acquisition or increase in the actual or constructive ownership of stock in Revenue Properties, PPD or Acktion Corporation by one or more members of the Tanz Family, or some other individual or entity, or the actual or constructive acquisition by PPD or Acktion Corporation of additional shares of Common Stock, could result in the disqualification of the Company as a REIT (the “Violative Indirect Transfer”). In such circumstances, pursuant to the Charter, the Company will treat PPD or Acktion Corporation, as applicable, as a Prohibited Owner with respect to the number of shares (the “Excess PPD Shares”) of Common Stock owned by it which, if divested, would permit the Company to continue to maintain its REIT status. Any such Excess Shares or Excess PPD Shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the “Beneficiary”). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer (including any Violative Indirect Transfer). Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer (such as a Violative Indirect Transfer), or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Excess Shares (or Excess PPD Shares) to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value (as defined in the Charter) of such Excess Shares (or Excess PPD Shares) as of the date of such event (including the date of a Violative Indirect Transfer) or the sales proceeds received by the trust for such Excess Shares (or Excess PPD Shares). In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares (or Excess PPD Shares) by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Excess Shares (or Excess PPD Shares), and also will be entitled to exercise all voting rights with respect to such Excess Shares (or Excess PPD Shares). Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors, then the Charter provides that the transfer of the Excess Shares will be void or, in the case of a Violative Indirect Transfer, the Excess PPD Shares will be redeemable by the Company at its sole option at a price equal to the fair market value of such shares at the time of the Violative Indirect Transfer.

In addition, shares of stock of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise, gift or Violative Indirect Transfer, the fair market value at the time of such devise, gift or transfer) and (ii) the fair market value on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

If any purported transfer of shares of Common Stock would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of stockholders.

Pursuant to the Charter, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of Common Stock on the Company’s status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF
THE COMPANY’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of the MGCL and the Company’s Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and to the Company’s Charter and Bylaws, copies of which are on file with the commission as exhibits to registration statements previously filed by the Company. See “Available Information.”

Board of Directors

The Charter provides that the number of directors of the Company shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL. Pursuant to the Charter, the Board of Directors is divided into three classes as nearly equal in size as practicable. One class held office initially for a term expiring at the annual meeting of stockholders held in June 1998, another class holds office initially for a term expiring at the annual meeting of stockholders to be held in 1999 and another class holds office initially for a term expiring at the annual meeting of stockholders to be held in 2000. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified and the directors in the other two classes will continue in office. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company’s business strategies and policies as determined by the Board of Directors.

The classified director provision could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of Common Stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

PPD has the right to nominate two persons for election to the Board of Directors of the Company so long as PPD and its affiliates collectively beneficially own at least 25% of the outstanding shares of Common Stock.

Any vacancy on the Board of Directors will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire Board of Directors. In addition, a vacancy resulting from removal may be filled by the stockholders at the next annual meeting of stockholders or at a special meeting of the stockholders called for that purpose. The Charter provides that a majority of the Board must be Independent Directors.

Removal of Directors

While the MGCL and the Charter empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Charter precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote. Specifically, the Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and an Interested Stockholder or an affiliate thereof are prohibited for five years after the most recent date on which the person who beneficially owns 10% or more of the voting power of the Company’s then outstanding shares or an affiliate of the Company which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company’s then outstanding shares (an “Interested Stockholder”) became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of the Company’s voting stock and (ii) two-thirds of the votes entitled to be cast by holders of outstanding shares of the Company’s voting stock other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the Company’s stockholders receive a minimum price (as defined in the MGCL) for their shares of stock and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Company has opted out of the business combinations provisions of the MGCL. Therefore, an Interested Stockholder would be able to effect a “business combination” without complying with the requirements set forth above. Stockholder approval is required to opt back in to such provisions.

Control Share Acquisitions

The MGCL provides that “control shares” of the Company acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers or directors who are employees of the Company. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider voting rights for the shares. If no request for a meeting is made, the Company may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the Company may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction, or to acquisitions approved or exempted by the Charter or Bylaws and adopted at any time before the acquisition of shares. The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company’s shares of stock. Such provision of the Bylaws may only be amended with stockholder approval. There can be no assurance that such provision will not be amended or eliminated at any time in the future. As a result of the Company’s decision to opt out of the “control share acquisition” provisions of the MGCL, stockholders who acquire a substantial block of Common Stock are not precluded from exercising full voting rights with respect to their shares on all matters without first obtaining the approval of other stockholders entitled to vote. This may have the effect of making it easier for any such control share stockholder to effect a business combination with the Company. However, no assurance can be given that any such business combination would be consummated or, if consummated, would result in a purchase of shares of Common Stock from any stockholder at a premium.

Amendment to the Charter and Bylaws

The Charter provides that the Charter may be amended by the affirmative vote of a majority of all votes entitled to be cast on the matter. The Bylaws may be amended by the affirmative vote of a majority of the Board of Directors or the affirmative vote of the holders of not less than a majority of the shares of the Company’s stock entitled to vote thereon.

Meetings of Stockholders

The Bylaws provide for annual meetings of stockholders to elect the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the President, the Chief Executive Officer or the Board of Directors and shall be called at the request in writing of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Advance Notice of Director Nominations and New Business

The Bylaws provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to the Company’s notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (ii) with respect to special meetings of stockholders, only the business specified in the Company’s notice of meeting may be brought before the meeting of stockholders, or provided that the Board of Directors has determined that directors shall be elected at such meeting, nominations of persons for election to the Board of Directors may be brought by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

The provisions in the Charter on classification of the Board of Directors and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Dissolution of the Company

Under the MGCL and the Charter, the voluntary dissolution of the Company must be approved by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders, and (ii) upon proper notice, the affirmative vote of the holders of a majority of the total number of shares of stock outstanding and entitled to vote thereon.

Limitation of Liability and Indemnification for Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. This provision does not limit the right of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may incur by reason of his or her stature as a present or former stockholder, director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such service. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The inclusion of the above provisions in the Charter and Bylaws may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company’s directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY
OF ITS REIT ELECTION

The following summary of material federal income tax consequences regarding the Company is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his or her particular situation, and the summary below does not attempt to address any aspects of federal income taxation relating to holders of Offered Securities. Certain federal income tax considerations relevant to holders of the Offered Securities will be provided in the applicable Prospectus Supplement relating thereto. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, tax counsel to the Company. The summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to the Company.

The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions will not alter the Code or existing interpretations thereof, and any such change could apply retroactively to transactions preceding the date of the change. The Company has not requested, and does not plan to request, any ruling from the IRS concerning the tax treatment of the Company. Thus, no assurance can be provided that the statements set forth herein (which are, in any event, not binding on the IRS or courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OR HER TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Taxation of the Company

General

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 1997. The Company believes that, commencing with its taxable year ended December 31, 1997, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code commencing with such taxable year, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will continue to operate in such a manner so as to qualify or remain qualified.

These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

As a condition to the closing of each offering of Offered Securities, other than medium term notes and as otherwise specified in the applicable Prospectus Supplement, tax counsel to the Company will render an opinion to the underwriters of such offering to the effect that, commencing with the Company’s taxable year ended December 31, 1997, the Company has been organized and operated in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that each such opinion will be based on various factual assumptions relating to the organization and operation of the Company, and will be conditioned upon certain representations to be made by the Company as to factual matters, and that such tax counsel to the Company undertakes no obligation hereby to update any such opinion subsequent to its date. In addition, such opinions will be based upon the factual representations of the Company as set forth in this Prospectus and any applicable Prospectus Supplement or Supplements, and assume that the actions described in this Prospectus and any such Supplement or Supplements will be completed by the Company in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company’s ability to meet (through actual annual operating results, asset composition, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code and discussed below, the results of which have not been and will not be reviewed by such tax counsel to the Company. Accordingly, no assurance can be given that the actual results of the Company’s operation during any particular taxable year will satisfy such requirements. See “—Failure to

Qualify.” Further, the anticipated income tax treatment described in the Prospectus or in any Prospectus Supplement or Supplements may be changed, perhaps retroactively, by legislation, administrative or judicial action at any time.

If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains (although stockholders may receive an offsetting credit against their own Federal income tax liability for Federal income taxes paid by the Company with respect to any such undistributed net capital gains). Second, under certain circumstances, the Company may be subject to the “alternative minimum tax” on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of “foreclosure property” (i.e., generally, property acquired by the Company by foreclosure or otherwise upon default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect the Company’s profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a “Built-In Gain Asset”) acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation (such as the mergers of certain PPD subsidiaries into subsidiaries of the Company) and such basis is less than the fair market value of such asset at the time of such acquisition (with the excess of such fair market value over such basis amount being referred to as the “Built-In Gain”), if the Company recognizes any Built-In Gain on the disposition of such Built-In Gain Asset during the ten-year period (the “Recognition Period”) beginning on the date on which such asset was acquired by the Company, then, such Built-In Gain will be subject to tax at the highest regular corporate rate applicable pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will have made an election pursuant to IRS Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton’s 1999 Federal Budget Proposal.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets and the level of its distributions. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (vi).

The Company believes that the conditions set forth in (i) through (vii) above have been satisfied. The Company also believes that it has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi). In addition, the Company’s Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above, in which case the Company would no longer be qualified as a REIT; provided, however, beginning January 1, 1998, if the Company complies with the rules contained in the applicable Treasury Regulations requiring the Company to attempt to ascertain the actual ownership of its shares, and the Company does not know, and would not have known through the exercise of reasonable diligence, whether it failed to meet the requirement set forth in condition (vi) above, the Company will be treated as having met such requirement. In addition, approximately 51.1% of the Company’s stock is currently owned by PPD, which is itself a wholly-owned subsidiary of Revenue Properties, and certain of PPD’s affiliates. There are no ownership or transfer restrictions of the type described above in effect with respect to Revenue Properties’ stock. Approximately 31.2% of Revenue Properties’ outstanding shares of common stock are currently owned by the Tanz Family and approximately an additional 19.8% are owned by Acktion Corporation. If the ownership concentration of the Tanz Family or Acktion Corporation (or some other party) in Revenue Properties were to increase, then the Company might no longer satisfy conditions (v) and (vi) above, and therefore, might no longer be qualified as a REIT. See “—Failure to Qualify” below. However, the Company’s Charter permits the Company to cause the transfer of such number of shares of Common Stock owned by PPD to a trust having a charitable beneficiary so as to avoid REIT disqualification.

In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. From its inception, the Company has had a calendar taxable year.

Ownership of Partnership Interests

The Company owns and operates one or more properties through partnerships or limited liability companies (in the following discussion of Certain Federal Income Tax Consequences to the Company of its REIT Election, references to partnerships and their partners shall include limited liability companies and their members). In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company’s proportionate share of the assets and items of income of any partnership in which the Company is a partner (including the partnership’s share of such items of any subsidiary partnerships) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. A discussion of some aspects of the federal income taxation of partnerships and their partners is provided below in “—Tax Risks Associated with Partnerships.” The Company has direct control of all partnerships in which it is a partner and intends to operate such partnerships in a manner consistent with the requirements for qualification as a REIT.

Ownership of Subsidiaries

The Company owns and operates a number of properties through its wholly-owned subsidiaries (each a “QRS”). The Company will have owned 100% of the stock of each of the QRSs at all times that each of the

QRSs has been in existence. As a result, the QRSs will be treated as “qualified REIT subsidiaries” under the Code. A corporation which is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described herein, the QRSs will be ignored, and all assets, liabilities and items of income, deduction and credit of such QRSs will be treated as assets, liabilities and items of income, deduction and credit the Company. A qualified REIT subsidiary will not be subject to federal income tax and the Company’s ownership of the voting stock of such a subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer’s voting securities, nor will the Company’s ownership of 100% of such subsidiary’s stock violate the restriction against the Company’s ownership of any one issuer’s securities, the value of which constitutes more than 5% of the value of the Company’s total assets, described below under “—Asset Tests.”

Income Tests

In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company’s gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company’s gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, for taxable years beginning prior to August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company’s gross income (including gross income from prohibited transactions) for each taxable year. The 30% gross income test has been repealed and will not apply beginning with the Company’s 1998 taxable year.

Rents received by the Company will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a “Related Party Tenant”). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property (subject to a 1% de minimis exception applicable to the Company for its taxable year beginning on or after January 1, 1998), other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. The Company does not and will not (except as provided below), (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. Notwithstanding the foregoing, the Company may take one or more of the actions described in the preceding sentence if, based on the advice of counsel, the Company determines that such action or actions will not have an adverse effect on the Company’s status as a REIT.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company has not derived and does not expect to derive any interest which would fail to qualify under the 75% and 95% gross income tests.

If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company’s failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company’s failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the Company fails the 30% income test (which test, however, has been repealed beginning with the Company’s 1998 taxable year), in which case the Company would cease to qualify as a REIT.

Any gain realized by the Company on the sale of any property held (or deemed to be held) as inventory or other property held (or deemed to be held) primarily for sale to customers in the ordinary course of business (including the Company’s share of any such gain realized by any partnership in which the Company is a partner or any qualified REIT subsidiary of the Company) will be treated as income from a prohibited transaction that is subject to a 100% tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with the Company’s investment objectives (and in a manner so as to minimize the risk that such sales would be treated as prohibited transactions subject to the 100% penalty tax). There can be no assurance, however, that the IRS might not contend that one or more of such sales should be treated as prohibited transactions subject to the 100% penalty tax.

Asset Tests

The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company’s total assets (including assets held by the Company’s qualified REIT subsidiaries and the Company’s allocable share of the assets held by partnerships in which the Company owns an interest) must be represented by real estate assets, including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the Company, cash, cash items and government securities. Second, not more than 25% of the Company’s total assets (including assets held by the Company’s qualified REIT subsidiaries and the Company’s allocable share of the assets held by partnerships in which the Company owns an interest) may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by the Company may not exceed 5% of the value of the Company’s total assets (including assets held by the Company’s qualified REIT subsidiaries and the Company’s allocable share of the assets held by partnerships in which the Company owns an interest) and the Company may not own more than 10% of any one issuer’s outstanding voting securities.

The Company currently holds 100% of the stock of each of the QRSs. As set forth above, the assets tests provide that a REIT may not own securities of any one issuer which constitute more than 10% of such issuer’s voting securities or more than 5% of the value of the REIT’s total assets. However, since the QRSs are “qualified REIT subsidiaries” as defined in the Code, such subsidiaries will not be treated as separate corporations for federal income tax purposes, and the Company’s ownership of the stock of the QRSs will not cause the Company to fail any of the foregoing asset tests.

After initially meeting the foregoing asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in any partnership in which the Company is a partner), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company has maintained and intends to continue to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure any noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

Annual Distribution Requirements

The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company’s “REIT taxable income” (computed without regard to the dividends paid deduction and the Company’s net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount or purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of the “REIT taxable income” as described in clause (i)(a) above. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset (together with the preceding sentence, the “95% distribution requirement”). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. Such distributions are taxable to holders of Common Stock (other than tax-exempt entities, as discussed below) in the year in which paid, even though such distributions relate to the prior year for purposes of the Company’s 95% distribution requirement. The amount distributed must not be preferential (i.e., each holder of shares of Common Stock must receive the same distribution per share). To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute (or is not otherwise deemed to have distributed) during each calendar year (or, in the case of distributions with dividend declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed that year for purposes of calculating such tax. The Company believes that it has made, and intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to avoid or minimize the amount of any liability for corporate income or excise taxes.

The Company’s REIT taxable income has been and is expected to continue to be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, the Company may be able to rectify a failure to meet the 95% Distribution Requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in the Company’s deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company’s failure to maintain its qualification as a REIT would reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Company’s current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. In addition, President Clinton’s 1999 Federal Budget Proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation’s assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 1999, and thus could effectively preclude the Company from re-electing to be taxed as a REIT following a loss of REIT status.

Consequences of the Formation Transactions on the Company’s Qualification as a REIT—Earnings and Profits Distribution Requirement

A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits (the “E&P Distribution Rule”). Failure to do so would result in the loss of the Company’s REIT status. See “—Failure to Qualify.” As part of the transactions consummated in connection with the Company’s formation and IPO in August 1997 (the “Formation Transactions”), the Company may have acquired earnings and profits attributable to non-REIT years from certain of PPD’s wholly-owned subsidiaries. While not free from doubt, the Company believes, and intends to take the position, that the earnings and profits of the PPD subsidiaries remained with the PPD affiliated group and were not acquired by the Company in the Formation Transactions. For purposes of applying the E&P Distribution Rule, however, the Company has assumed that the earnings and profits of the PPD subsidiaries (the “PPD Earnings”) did carry over to the Company and therefore the Company had distributed (or had been deemed to have distributed) any such earnings and profits prior to the end of 1997 (the year in which the Formation Transactions occurred) in order to avoid REIT disqualification for 1997. The calculation of the amount of PPD Earnings, and whether the PPD Earnings were acquired by the Company in the Formation Transactions and thereafter distributed, are subject to challenge by the IRS. However, even if the IRS should challenge such items, the Company believes that it did not have earnings and profits attributable to non-REIT years as of the close of 1997 and therefore that the Company qualified as a REIT for 1997. See “—Failure to Qualify.”

Tax Risks Associated with Partnerships

The Company currently owns interests in several partnerships, and may own interests in additional partnerships in the future. The ownership of an interest in a partnership involves special tax risks, including the possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Company, and (ii) the status of a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. This partnership status risk should be substantially diminished by Treasury Regulations that were issued on December 17, 1996 and which were effective January 1, 1997. With respect to the Company’s existing partnership investments, these regulations provide that (1) previously claimed partnership status, if supported by a reasonable basis for classification, will generally be respected for all periods prior to January 1, 1997; and (2) previously claimed partnership status will generally be retained after January 1, 1997, unless an entity elects to change its status by filing a formal election. The Company believes that it has a reasonable basis for the classification of the partnerships in which it owns interests as partnerships for federal income tax purposes and has neither filed nor caused to be filed, nor will it file (or cause to be filed), an election to be treated otherwise. If a partnership elected to be treated as, or was otherwise deemed to be, an association taxable as a corporation for federal income tax purposes, it would be treated as a taxable entity. In such a situation, if the Company owned more than 10% of the outstanding voting securities of such partnership, or if the value of such securities exceeded 5% of the value of the Company’s assets, the Company would fail to satisfy the asset tests described above, and would therefore fail to qualify as a REIT. Further, distributions from such partnership to the Company would be treated as dividends that are not taken into account in satisfying the 75% gross income test described above, which would make it more difficult for the Company to satisfy that test. Moreover, the interest in any such partnership held by the Company would not qualify as a “real estate asset,” which would make it more difficult for the Company to meet 75% asset test described above. In addition, the Company would not be able to deduct its share of any losses generated by such a partnership in computing its taxable income, which might adversely affect the Company’s ability to comply with the REIT distribution requirements. See “—Failure to Qualify” for a discussion of the effect of the Company’s failure to meet any one or more of these tests for a taxable year.

The Company believes that the partnerships in which it owns interests have been and will continue to be treated as a partnerships (rather than as associations taxable as corporations) for federal income tax purposes. The Company’s position in this respect is not binding on the IRS and no assurance can be given that the IRS will not successfully challenge the status of any partnership as a partnership for federal income tax purposes.

Recently Proposed Legislation

As set forth above, PPD, which is a wholly-owned subsidiary of Revenue Properties, currently holds in excess of 50% of the voting power and value of the stock of the Company. President Clinton’s 1999 Federal Budget Proposal contains language which, if enacted in its present form, would impose as an additional requirement for REIT qualification that no person (defined to include certain entities such as corporations) be permitted to own stock possessing more than 50 percent of the total combined voting power of all classes of voting stock or more than 50 percent of the total value of shares of all classes of stock. It is not possible to predict with certainty whether this portion of the President’s Budget Proposal will ultimately be enacted into law, the character and details of the provisions which would be included in any legislation so enacted and whether and to what extent such legislation would affect the Company and the stockholders or whether any such effect would be adverse. Depending upon the final language of any legislation actually enacted, it is possible that PPD could be required to dispose of a sufficient number of shares of Common Stock to preserve the Company’s status as a REIT, or, pursuant to the Company’s Charter, such shares would be transferred to a trust for the benefit of a charitable beneficiary. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Other Tax Consequences

As discussed above, the Company acquired a number of properties through the merger of the Merger Subsidiaries with and into the Company or the QRSs. These transactions were intended to qualify as tax free reorganizations under the Code. One consequence of having acquired such properties in this manner is that the initial tax basis of the Company in the properties is equal to the tax basis the Merger Subsidiaries had in the properties. As a result, the Company’s initial tax basis in such properties was less than the fair market value of the properties at the time of acquisition. The lower tax basis reduces the amount of depreciation deductions the Company is permitted to take, and will increase the amount of taxable gain (or reduce the amount of tax loss) recognized by the Company on the disposition of such properties. In addition, any net operating losses of such Merger Subsidiaries carried over to the Company and, subject to certain limitations, are available to the Company to offset the taxable income, if any, of the Company. As a result, any such net operating losses could reduce the amount of distributions to stockholders which the Company is required to make.

The Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business or resides. The state and local tax treatment of the Company may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

PLAN OF DISTRIBUTION

The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with the Company. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

Sales of Offered Securities offered pursuant to any applicable Prospectus Supplement may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company’s agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any shares of Common Stock sold pursuant to a Prospectus Supplement may be listed on such exchange, subject to official notice of issuance. The Company may elect to list any other series of Preferred Stock and any series of Debt Securities, Depository Shares or Warrants on any exchange, but neither is obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers acting as the Company’s agents to solicit offers by certain institutions to purchase Offered Securities from the Company Partnership at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company, as the case may be. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company, as the case may be, shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

EXPERTS

The consolidated financial statements and Schedule III of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in the Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Debt Securities offered hereby will be passed upon for the Company by Latham & Watkins, and the validity of the Common Stock, Preferred Stock, Depositary Shares and Warrants offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

In addition, the description of federal income tax consequences contained in this Prospectus under the heading “Certain Federal Income Tax Consequences to the Company of its REIT Election” is based upon the opinion of Latham & Watkins. Latham & Watkins will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

$100,000,000

Pan Pacific Retail Properties, Inc.

6.125% Notes due 2013

PROSPECTUS SUPPLEMENT
December 12, 2002

Sole Book-Running Manager

Banc of America Securities LLC

Wachovia Securities
Credit Suisse First Boston
Dresdner Kleinwort Wasserstein
McDonald Investments Inc.